Exhibit 21.1

SUBSIDIARY OF TIMBER PHARMACEUTICALS, INC.

As of December 31, 2020, Timber Pharmaceuticals, Inc.’s sole subsidiary was Timber Pharmaceuticals LLC, a Delaware limited liability company.